Exhibit (d)(9)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

IP LICENSE AGREEMENT

BETWEEN

SILICON AND SOFTWARE SYSTEMS LIMITED

AND

SEQUANS COMMUNICATIONS

CONTENTS

A	DEFINITIONS	3

1.	LICENSE GRANT	6

2.	TITLE	7

3.	DELIVERY AND ACCEPTANCE	7

4.	PAYMENT	9

5.	WARRANTY	10

6.	INDEMNIFICATION	10

7.	REQUIRED LICENSES	11

8.	CONFIDENTIALITY	12

9.	LIMITATION AND EXCLUSION OF LIABILITY	12

10.	GENERAL INDEMNITY	13

11.	TERM	13

12.	GENERAL PROVISIONS	14

13.	SIGNATURE	17

LIST OF SCHEDULES:

THIS IP LICENSE AGREEMENT is made on 22/10/2010 (the “Effective Date”).

BETWEEN:

SILICON AND SOFTWARE SYSTEMS LIMITED, a company incorporated under the laws of Ireland with a registered office located at South County Business Park, Leopardstown, Dublin 18, Ireland and all of its subsidiaries (hereinafter “S3 Group”); and Sequans Communications, a company incorporated under the laws of France with a registered office or regular place of business located at, 19, Le Parvis de la Défense, 92073 Paris La Défense Cedex, France together with its subsidiaries (hereinafter “Licensee’’).

Together “the Parties”, or individually, each, a “Party”.

WHEREAS

(A)	Licensee designs, develops and markets technology products which employ integrated circuits; and

(B)	S3 Group owns or has the right to license the Licensed Materials; and

(C)	Licensee wishes to obtain a license from S3 Group to the Licensed Materials under the terms and conditions of this Agreement.

Now, therefore, the Parties agree as follows:

A	Definitions

The definitions set out below apply wherever they appear in this Agreement and any Schedules to this Agreement:

“Agreement”	Means this IP License Agreement and all attached Schedules together with any amendments that may be subsequently expressly agreed to in writing between the Parties.

“Business Day”	Means a day, other than a Saturday or Sunday, when the main clearing banks in Dublin are open for a full range of transactions.

“Customer”	Means a customer of Licensee who purchases Licensed Products from Licensee.

“Customer Support Materials”	Means the materials identified as ‘‘Customer Support Materials” in Schedule 1.

“Design Kits”	Means the software that describes the non-geometric parameters of the Licensed Materials including, but not limited to, functional behaviour, simulation timing, power data and area estimates. These Design Kits are represented in formats compatible with third party EDA software.

“Designated Logic Design Site”	Means the location(s) designated as such in Schedule 1.

“Designated Physical Design Site”	Means the location(s) designated as such in Schedule 1.

“Intellectual Property Rights”	Means patents, trademarks, trade names, service marks, mask work rights, copyright, moral rights, rights in designs, rights in databases, trade secrets, know-how and all or any other intellectual or industrial property rights whether or not registered or capable of registration and whether or not subsisting worldwide together with all or any goodwill relating to them.

“Licensed Materials”	Means the S3 Group design materials listed in Schedule 1.

“Licensed Product”	Means an integrated circuit designed, manufactured by or for Licensee that incorporates all or any part of the Licensed Materials on the Specified Technology and which is detailed at Schedule 1.

“Licensee Specific Evaluation Board”	A PCB (printed circuit board) which is designed to allow characterizing of the Licensed Materials. The quality and performance characteristics of this PCB must be so as not to materially negatively impact the functionality or performance of the Licensed Materials.

“Licensee Specific Silicon Sample”	Means a packaged die of the Licensed Product which contains the Licensed Materials and which conform to the Licensee Specific Evaluation Board whereby the Licensed Materials are integrated and accessible in such a manner as not to materially negatively impact the functionality or performance of the Licensed Materials. Including any test program software, instructions and assistance necessary to access the Licensed Materials.

“Reuse”	Means an additional use of the Licensed Materials, either in whole or in part, in the design of a new Licensed Product that differs (by addition and/or deletion) by [***] from the original Licensed Product as detailed in Schedule 1. Additional instantiations of the Licensed Materials into the Licensed Product, software changes, bug fixes, and changes necessary to correct design problems, correct timing problems, change product packaging (e.g., from PQFP to BGA), are not considered a Reuse. For the avoidance of doubt a change of foundry or change in process technology will require a new license agreement. An additional use of the Licensed Materials either in whole or in part in a new Licensed Product not derived from the original Licensed Product constitutes a Reuse irrespective of the area of the new Licensed Product.

“Silicon Sample”	Means a packaged die of the Licensed Product which contains the Licensed Materials and which conform to S3 Group’s standard evaluation environment whereby the Licensed Materials are integrated and accessible in such a manner as not to materially negatively impact the functionality or performance of the Licensed Materials.

“Specified Technology”	Means the fabrication technology detailed in Schedule 1.

“Specifications”	Means the description of functionality and performance capabilities detailed in Schedule 3.

“Tapeout Kit’’	Means the geometric layouts that describe the semiconductor mask layers used to manufacture integrated circuits that have been designed using the Licensed Materials, including, but not limited to, all GDSII and CIF database structures.

LICENCE GRANT

1.1.

Subject at all times to compliance by Licensee with the terms and conditions of this Agreement, and contingent upon payment of the License Fee set out in Schedule 2 of this Agreement, S3 Group hereby grants to Licensee, under S3 Group’s Intellectual Property Rights in the Licensed Materials, the following non-exclusive, perpetual, non-transferable, worldwide license:

(a)	to use and copy the Licensed Materials for use in the Licensed Product;

(b)	to make, have made, use, offer to sell, sell and have sold and otherwise commercially exploit the Licensed Materials in the Licensed Product worldwide; and

(c)	to modify, copy, use and distribute directly or indirectly the Customer Support Materials (subject to section 1.2, 1.3 and 1.4 herein).

(d)	to install the Design Kits only at the Designated Logic Design Site(s) and Designated Physical Design Site(s) and to install the Tapeout Kits only at the Designated Physical Design Site(s).

Licensee may (subject to sections 1.2 and 8 herein) have third party subcontractors perform services related to the exercise of its rights under this section 1.1

Should the Licensee wish to extend the above Licence Grant for a Reuse then the Reuse License Fee set out in Schedule 2 will apply for each Reuse.

Licensee agrees that the License Grant hereunder shall only be granted by S3 Group to Licensee for the specific Foundry and Process Technology as defined in Schedule 1 of this Agreement.

For the avoidance of doubt, at no times does the license granted under this Section 1 permit Licensee to use the Licensed Materials in such a way so that the Licensed Materials become all or substantially all of the Licensed Product.

1.2.

Use of 3rd Party Subcontractors. Licensee may only use third party design service organisations with the express agreement of S3 Group (such agreement not to be unreasonably withheld) and who agree to be bound by terms substantially similar to, and no less restrictive than, Sections 1.3 (IP Notices), 1.5 (Non Reverse Engineering) and 8 (Confidentiality) of this Agreement. Licensee shall restrict such third party access to the Licensed Materials to that which is reasonably necessary for them to perform the contracted services for Licensee and such third party’s use of the Licensed Materials shall be limited to performing services authorised under this Agreement and which are solely for the benefit of Licensee. Licensee shall remain liable for any breaches by such third parties, but only where such breaches occurred through the actions or inactions of Licensee in respect of Licensees obligations under this Agreement and where Licensee knew or ought to have known that Licensed Materials and or Confidential Information were being passed to such third parties by Licensee.

1.3.

IP Notices. The right to copy and use the Licensed Materials is conditional upon Licensee, and any permitted sub-contractors or manufacturers employed or engaged by Licensee, at all times retain all applicable proprietary legends on each copy (or portion thereof) of the Licensed Materials and complying with any S3 Group Tagging Guidelines.

1.4.

Customer Support Materials. Licensee may, where necessary to facilitate a Customer’s understanding and use of Licensed Products and/or Licensed Materials, provide copies of the Customer Support Materials (as identified Schedule 1 herein) to the Customer on a need-to-know basis pursuant to written confidentiality agreements signed by the Customer which include and require the following: (a) a prohibition against sublicensing, assignment or transfer of such Customer Support Materials; (b) a prohibition on copying such Customer Support Materials, except for Customer’s internal use for the limited purpose set forth above.; and (c) a restriction limiting the Customer to use the Customer Support Materials in connection with the Licensed Products only.

1.5.	Non Reverse Engineering. Licensee shall not reverse engineer or disassemble the Licensed Materials.

TITLE

2.1.

S3 Group retains exclusive and unencumbered right, title and ownership of the Licensed Materials and all (if any) subsequent copies thereof regardless of the form or media in or on which the original and other copies may exist.

2.2.	This Agreement is not a sale or assignment of the Licensed Materials and no ownership interest in the Licensed Materials is transferred or assigned hereunder.

2.3.	Licensee undertakes not to perform any act inconsistent with S3 Group’s exclusive ownership of the Licensed Materials.

2.4.

No other rights or licenses are granted by this Agreement (either express or implied, by estoppel or otherwise) in respect of the Licensed Materials or any other Intellectual Property Rights of S3 Group.

DELIVERY AND ACCEPTANCE

3.1.	Upon receipt by S3 Group of a copy of this Agreement duly executed by Licensee, S3 Group shall deliver to Licensee a copy of the Licensed Materials, according to the timetable in Schedule 4.

3.2.

Acceptance of Licensed Materials (with the exception of the GDSII deliverable): In the event that S3 Group does not receive written notice of rejection of the Licensed Materials (with the exception of the GDSII deliverable) within twenty (20) Business Days of delivery, these will be deemed to have been accepted. In the event that Licensee rejects a delivery of the Licensed Materials (with the exception of the GDSII deliverable), it must provide a written notice of such rejection to S3 Group within twenty (20) Business Days of delivery, which confirms that the Licensed Materials (with the exception of the GDSII deliverable) do not substantially meet the Specifications and specifying the nature of this non-conformance of the Licensed Materials (with the exception of the GDSII deliverable) with the Specifications. Conditional upon verification of this non-conformance and as S3 Group’s sole and exclusive obligation, S3 Group shall be obliged to use commercially reasonable efforts to correct such non-conformance and resubmit the Licensed Materials to Licensee for Licensee’s review and acceptance in accordance with this section 3.2.

3.3.	Acceptance of that part of the Licensed Materials that constitutes the GDSII deliverable (“the GDSII”) is as follows:

Acceptance of the delivery of the GDSII: In the event that S3 Group does not receive written notice of rejection of the delivery of the GDSII within twenty (20) Business Days of delivery, the delivery will be deemed to have been accepted. In the event that Licensee rejects a delivery of the GDSII, it must provide a written notice of such rejection to S3 Group within twenty (20) Business Days of delivery, which confirms that the delivery of the GDSII does not substantially meet the Specifications and specifying the nature of this non-conformance of the delivery of the GDSII with the Specifications. Conditional upon verification of this non-conformance and as S3 Group’s sole and exclusive obligation, S3 Group shall be obliged to use commercially reasonable efforts to correct such non-conformance and resubmit the delivery of the GDSII to Licensee for Licensee’s review and acceptance in accordance with this section 3.3.

[***]	In the event that this is the case the Licensee will be obliged;

to provide [***]

or

the GDSII will be deemed to have been accepted

Licensee will be responsible for the costs of replicating Licensee’s test environment, Licensee Specific Silicon Samples and the Licensee Specific Evaluation Board if deemed necessary by S3 Group.

In the event where S3 Group has to embark upon debug activities related to the Silicon Samples or the Licensee Specific Silicon Samples or the Licensee Specific Evaluation Boards, then in such instance the Licensee will pay S3 Group under a separate support agreement for all agreed debug related activities including but not limited to time, materials and travel costs. In the event that this support is due to non-conformance of the GDSII Deliverable, S3 Group will refund to Licensee the costs attributed to the activity related to the non conformance of the GDSII Deliverable. Such agreed refund will be made within 30 days of submission by Licensee of an invoice detailing the associated costs.

The Licensee may request S3 Group to characterize [***], and deliver characterization reports detailing the results.

In the event that based on the characterisation reports the Licensee rejects the GDSII, it must provide a written notice of such rejection to S3 Group within twenty (20) Business Days of delivery of the characterisation report, which confirms that the GDSII does not substantially meet the Specifications and specifying the nature of this non-conformance of the Licensed Materials with the Specifications. Conditional upon verification of this non-conformance and as S3 Group’s sole and exclusive obligation, S3 Group shall be obliged to use commercially reasonable efforts to correct such non-conformance and resubmit the GDSII to Licensee for Licensee’s review and acceptance in accordance with this Section 3.3. In the event where S3 Group is not in agreement with the notice of rejection and has to embark upon silicon characterisation, then in such instance the Licensee will pay S3 Group under a separate support agreement for all agreed characterisation related activities including but not limited to time, materials and travel costs. In the event that this support is due to non-conformance of the GDSII Deliverable, S3 Group will refund to Licensee the costs attributed to this activity After the resubmission of the GDSII, the Licensee may, at its sole discretion, undertake testing or characterisation of the performance of the GDSII and further the Licensee may request further characterisation services from S3 Group. The Licensee will pay S3 Group under a separate support agreement for all agreed characterisation related support activities including but not limited to time, materials and travel costs.

Deemed Acceptance of the GDSII will occur if:

(a)	Licensee confirms in writing that the performance of the Licensed Material is acceptable; or

(b)	the Licensed Materials are used in production by the Licensee or its customers; or

(c)	S3 Group does not receive a written notice of rejection concerning the GDSII deliverable within 20 Business Days after delivery of the characterisation reports; or

(d)	S3 Group with the assistance of the Licensee is unable to verify a non-conformance noted in a notice of rejection; or

(e)	the characterisation reports generated as a result of the acceptance procedure demonstrate that the GDSII Deliverable is substantially and materially compliant with the Specifications; or

(f)	Licensee does not deliver to S3 Group the Silicon Samples, or, the Licensee Specific Silicon Samples and the Licensee Specific Evaluation Boards, within 6 months of delivery of the GDSII.

If there is no Acceptance of the GDSII, S3 Group shall be obliged to use commercially reasonable efforts to correct such non-conformance and resubmit the GDSII to Licensee for Licensee’s review and Acceptance in accordance with this section 3.3.

PAYMENT

4.1.	The License Fees, Re-Use Fees and Payment Schedule are as set out in Schedule 2 of this Agreement.

4.2.

Taxes. Licence Fees are exclusive of any sales, use, excise, import or export tax, value-added tax, withholding tax or other duty levied on Licence Fees as well as any costs associated with the collection or withholding thereof, and all governmental permit fees, license fees and customs and similar fees levied upon Licensee and Licensee agrees to pay, and to indemnify and hold S3 Group harmless from same.

Furthermore, Licensee warrants to S3 Group that payment of the License Fees shall be made in full to S3 Group when due and owing pursuant to the terms of this Agreement, without any deduction of such withholding taxes.

4.3. Terms of Payment. Terms of payment are net thirty (30) days from date of invoice.

WARRANTY

5.1.

S3 Group warrants that during the six month period following delivery of the Licensed Materials, (“Warranty Period”), the Licensed Materials will substantially conform to the Specifications set forth in Schedule 3. Licensee’s exclusive remedy for any breach of this warranty which is reported to S3 Group during the Warranty Period (together with evidence thereof), shall be for S3 Group to use commercially reasonable efforts to correct any errors free of charge in the Licensed Materials that are verified and to deliver the corrected Licensed Materials to Licensee.

5.2.

EXCEPT AS PROVIDED IN SECTIONS 5.1, AND 6.1 HEREIN, THE LICENSED MATERIALS ARE PROVIDED “AS IS” WITHOUT WARRANTY OR CONDITION OF ANY KIND, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR CONDITION WITH RESPECT TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NONINFRINGEMENT. S3 GROUP DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE LICENSED MATERIALS WILL MEET LICENSEE’S REQUIREMENTS OR WILL BE 100% ERROR FREE.

INDEMNIFICATION

6.1.

S3 Group warrants that at the Effective Date of this Agreement the Licensed Materials, to S3 Group’s knowledge, do not infringe the intellectual property rights of third parties. S3 Group shall defend, indemnify and hold harmless Licensee from and against any claim or proceedings (including reasonable legal fees) brought by third parties against the Licensee based on breach of the foregoing warranty (“Claim”) provided that S3 Group shall have no liability hereunder unless Licensee notifies S3 Group promptly in writing of any Claim, grants S3 Group full authority to defend and settle any Claims and offers, upon request by S3 Group, all reasonable assistance to S3 Group at S3 Group’s expense.

6.2.

In the event of any Claim or threat thereof S3 Group, may, at its option and expense, seek a license to permit the continued use of the affected Licensed Materials or use commercially reasonable efforts to replace or modify the Licensed Materials so that the replacement or modified version is non-infringing, provided that the replacement or modified version has functionality comparable to that of the original. If S3 Group is unable reasonably to obtain such license or provide such replacement or modification, S3 Group may terminate Licensee’s licenses and rights with respect to the affected Licensed Materials, in which event Licensee shall return to S3 Group the affected Licensed Materials, including all copies and portions thereof, and S3 Group shall refund to Licensee the payments made for any such infringing Licensed Materials (but only upon such return of the infringing Licensed Materials to S3 Group). Notwithstanding the foregoing, in the event Licensee requests that the license with respect to any allegedly infringing Licensed Materials remain in effect, such license would remain in effect for so long as either (a) Licensee procures any necessary licenses from third parties, or (b) elects to modify, or have modified, the Licensed Material so that the Licensed Materials become non infringing. S3 Group shall reimburse Licensee the third party license fee for acquiring such license and or the costs of modifying the Licensed Materials up to the amounts paid to date to S3 Group by Licensee for the Licensed Materials listed in Schedule 1. S3 Group shall have no liability of any type to Licensee for the infringement or misappropriation of the Intellectual Property Rights of any third party if any such liability arises from any breach by Licensee of its obligations under this Agreement. Further, S3 Group will have no obligation to indemnify Licensee with respect to any such claims of infringement or misappropriation arising out of or related to:

6.2.1.	modifications of the Licensed Materials by anyone other than S3 Group or its subcontractors, agents or representatives if such claim would not have arisen but for such modification; or

6.2.2.	combination or use of the Licensed Materials with Licensee’s or a third party’s technology or products; or

6.2.3.	work performed at the written direction of Licensee and in accordance with Licensee’s written specifications; or

6.2.4.	any Intellectual Property Rights covering a standard set by a standard setting body; or

6.2.5.

the Licensee’s manufacture, sale, offer for sale or other promotion of the Licensed Materials after S3 Group has given notice to Licensee that Licensee should cease such activity as the Licensed Materials are subject to a Claim or in S3 Group’s opinion likely to be subject to a Claim.

6.3.

Licensee must defend at its own expense any claim, suit or proceeding brought against S3 Group arising out of any act or condition described in section 6.3 provided S3 Group promptly notifies Licensee of any such claim, grants Licensee full authority to defend and settle any such claims and offers, upon request by Licensee, all reasonable assistance to Licensee at Licensee’s expense.

6.4.

The provisions of this section 6 state the entire liability and obligations of S3 Group and the sole and exclusive rights and remedies of Licensee, with respect to any proceeding or claims relating to the threatened or actual infringement or misappropriation of the Intellectual Property Rights of third parties by the Licensed Materials.

REQUIRED LICENSES

7.1.	S3 Group warrants that no third party Intellectual Property, other than that listed in Schedule 1, is included in the Licensed Materials.

7.2.

Licensee is solely responsible for obtaining any and all lawfully required licenses from third parties, including for the lawful import, export, use, sales, manufacture, distribution or other disposal of Licensed Products. Without limiting the generality of the foregoing, Licensee acknowledges that Licensee is aware that implementation or use of the Licensed Materials, whether to comply with industry specifications or standards or otherwise, may require Licensee to obtain certain licenses. Licensee agrees that it shall be solely responsible for determining whether its use of the Licensed Materials requires licenses from third parties, and to obtain any such license.

CONFIDENTIALITY

8.1.

S3 Group Confidential Information shall include: (i) all formulas, computer programs, databases, mask works, technical drawings, algorithms, trade secrets, patent applications, technology, circuits, layouts, names and expertise of employees and consultants, know-how, designs, interfaces, materials, formulas, processes, ideas, inventions (whether patentable or not), schematics, software and other technical, business, financial, customer, supplier and product development plans, forecasts, strategies and information of either party that is not generally known to the public, whether or not it is registered or otherwise publicly protected, relating to the Licensed Materials which S3 Group designates as being confidential, or which, under the circumstances of disclosure ought to be treated as confidential. S3 Group Confidential Information does not include information which was known to Licensee prior to S3 Group’s disclosure to Licensee or information that becomes publicly available through no fault of Licensee.

8.2.

The Licensee shall not disclose any item of S3 Group Confidential Information, in any form, to any third party other than (1) those of its employees who have a need to know and with whom binding written confidentiality agreements are in place containing obligations and undertakings of confidentiality and restricted use which are at all times sufficient to protect the confidential and proprietary nature of S3 Group Confidential Information disclosed hereunder and to 3rd party subcontractors under the terms of sections 1.2 herein.

8.3.

The Licensee agrees to take all reasonable care to maintain the confidentiality of the S3 Group Confidential Information, but at least to use the same degree of care that that Party would use to protect the confidential nature of its own confidential information of a similar nature and value.

8.4.	The Licensee acknowledges and agrees that S3 Group shall be entitled to disclose the existence of the relationship to the foundry partner identified in Schedule 1 of this Agreement.

LIMITATION AND EXCLUSION OF LIABILITY

9.1.

EXCEPT FOR BREACHES OF S3 GROUP’S INTELLECTUAL PROPERTY RIGHTS, THE INDEMNIFICATION OBLIGATIONS OF THE RESPECTIVE PARTIES OR FOR BREACHES OF THE CONFIDENTIALITY OBLIGATIONS CONTAINED IN SECTION 8 ABOVE, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OTHER THIRD PARTY FOR ANY LOST PROFITS, REWORKING COSTS, MASK COSTS, FABRICATION COSTS, TEST COSTS, ASSEMBLY COSTS, LOST DATA, LOSS OF USE OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY (EXCLUDING INTENT OR GROSS NEGLIGENCE), AND IRRESPECTIVE OF WHETHER THE PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREUNDER. EXCEPT FOR BREACHES OF S3 GROUP’S INTELLECTUAL PROPERTY RIGHTS, THE INDEMNIFICATION OBLIGATIONS OF THE RESPECTIVE PARTIES OR FOR BREACHES OF THE CONFIDENTIALITY OBLIGATIONS CONTAINED IN SECTION 8 ABOVE, IN NO EVENT SHALL EITHER PARTY’S TOTAL LIABILITY PURSUANT TO THIS AGREEMENT EXCEED [***]

GENERAL INDEMNITY

10.1.

Licensee agrees to defend, indemnify and hold S3 Group harmless from and against any claims, suits, losses, damages, liabilities, costs and expenses (including reasonable legal fees) brought by third parties (including any Customer) resulting from or relating to the marketing and distribution of the Licensed Products or any representations, warranties, guarantees or other written or oral statements made by or on behalf of Licensee relating to the Licensed Products.

TERM

11.1.	This Agreement shall come into effect on the Effective Date and shall remain in effect for so long as Licensee uses the Licensed Materials according to the terms and conditions of this Agreement.

11.2.

Either Party may terminate this Agreement forthwith by notice if the other Party is in material breach of this Agreement and fails, where the breach is capable of being remedied, to remedy the breach within twenty (20) Business Days after service of a notice from the Party not in breach specifying the breach and requiring it to be remedied.

11.3.

If S3 Group terminates this Agreement due to a breach by Licensee of Section 1 (Licence Grant), Section 6 (Indemnification), Section 8 (Confidentiality) or the non-payment by Licensee of the Licence or Re-Use Fees then Licensee’s licence in the Licensed Materials will terminate immediately and all presently due and owing monies, including, but not limited to the Licence or Re-Use Fees, shall become immediately payable by Licensee to S3 Group. Licensee shall discontinue all use of the Licensed Materials and shall, at S3 Group’s option, either return to S3 Group or destroy all documentary data relating to the Licensed Materials and confirm to S3 Group in writing by an officer of the Licensee of same.

11.4.

Should S3 Group terminate this Agreement otherwise than in accordance with 11.3, the following will apply provided that Licensee continues to make all reports and payments to S3 Group in a timely manner:

the license granted in the Agreement will not terminate with respect to the Licensed Materials incorporated into the Licensed Products prior to the termination of this Agreement and for a period of [***] Licensee may continue the manufacture and distribution of any Licensed Products which incorporate the Licensed Materials and which were designed prior to or within twelve (12) months following termination of this Agreement.

11.5.	The terms and conditions of Agreement which, by their nature, are intended to survive the termination or expiry of this Agreement: (to include without limitation section 8) shall so survive.

GENERAL PROVISIONS

12.1.

Assignment: Licensee may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of S3 Group, which consent shall not be unreasonably withheld, and any attempt to do so will be null and void. This prohibition against assignment (whether effected voluntarily or by operation of law) without prior written consent shall apply even in the event of merger, reorganization or when a third party purchases all or substantially all of Licensee’s assets, except that Licensee may, upon written notice to S3 Group, assign this Agreement to an acquiror in connection with a merger of Licensee or an acquisition of all or substantially all of Licensee’s assets provided that (a) the acquiror is not a competitor of S3 Group (for purposes of this Agreement, a “competitor of S3 Group” shall be [***], (b) the acquiror has assumed in writing or by operation of law all of Licensee’s obligations under this Agreement. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted successors and assigns.

12.2.

Relationship of the Parties: The relationship between the Parties hereto is that of independent contractors. Nothing contained in this Agreement and no action taken by the Parties under this Agreement shall be deemed to constitute a relationship between the parties of partnership, joint venture, principal and agent or employer and employee.

12.3.

Invalidity: If any term, section or part of this Agreement is found by any court or authority of competent jurisdiction to be illegal, invalid or unenforceable then that provision, shall, to the extent required, be severed from this Agreement and shall be ineffective without, as far as is possible, modifying any other clause or part of this Agreement and this shall not affect any other provision of this Agreement which shall remain in full force and effect.

12.4.

Entire Agreement: This Agreement shall constitute the entire agreement between S3 Group and Licensee relating to the subject matter hereof and supersedes any and all prior written or oral agreements, representations or understandings between the Parties relating to this subject matter.

12.5.

Waiver: Neither Party’s failure or delay by either party to exercise any right, power or remedy will operate as a waiver of it nor will any partial exercise preclude any further exercise of the same or of some other right, power or remedy.

12.6.

Joint Publicity: The Parties may, within ninety (90) days of signature of this Agreement, jointly announce the existence of this agreement publicly as a license agreement between S3 Group and Licensee for the S3 Group Licensed Materials. Subject thereto, neither party shall mention the other party in any press release or other communication to the public in connection with the Agreement without the prior approval of the other (such approval not to be unreasonably withheld or delayed), and each party shall provide an advance copy of such press release or other communication to facilitate such approval.

12.7.

Notices. Any notice under this Agreement shall be in writing and may be delivered by pre-paid registered post or facsimile addressed to the recipient at the address set out below or such other address as may be notified in writing to the other Party.

Notices shall be deemed to have been duly served:-

if sent by pre-paid registered post, on the fifth Business Day after being posted; if sent by facsimile, at the time of transmission, provided that the sender of any facsimile must receive an acknowledgement from the recipient within 24 hours after transmission.

The addresses for the parties are as follows:-

S3 Group

Silicon and Software Systems Limited

[***]

Licensee

Sequans Communications

[***]

12.8.	Governing Law and Jurisdiction:

The Parties agree that any controversy, claim, dispute or misunderstanding arising or relating to any part of the Agreement, shall first be referred to one or more equal number of executive level employees of Licensee and S3 Group. Such employees will meet and negotiate in good faith in an attempt to amicably resolve such controversy, claim, dispute or misunderstanding, with such escalation path ending at a Chief Executive Officer level in the case of S3 Group and Licensee. If, after good faith discussion, no solution is found within ten [10] Business Days from such initial meeting (or such longer period as may be expressly agreed in writing by the Parties), either Party shall have the right to elect non-binding mediation before resorting to arbitration. Any Party may initiate non-binding mediation by giving written notice to the other Parties (the ‘‘Mediation Notice”). The mediation shall be conducted by a mediator mutually agreed to by the Parties or, in the event the Parties are unable to reach such agreement within thirty (30) days of the giving of the Mediation Notice, by a mediator appointed by JAMS. The mediation shall be conducted under such procedures as may be agreed by the Parties, or failing such agreement, under the JAMS mediation rules. Mediation shall take place in Dublin, Ireland or any other location mutually agreeable to the Parties. Furthermore, it is understood between the Parties that at all times, the Parties will enter into all aspects of the mediation process in good faith, with the intent of amicably resolving such controversy, claim, dispute or misunderstanding. In the event the Parties resolve their dispute in mediation, they shall enter into a mutual agreement, which shall be binding on the Parties. In the event, however that the Parties fail to resolve their dispute in mediation after all good faith attempts to do so have been exhausted, the Parties agree to refer and finally resolve the matter by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one and the decision of the arbitrator shall be final, binding and conclusive and furthermore, the Parties hereby agree to waive irrevocably their right to any form of recourse, including, but not limited to any form of appeal, review or recourse to any state court or other judicial authority.

The governing law of the Agreement shall be the laws of England and Wales.

12.9.

Force Majeure: Neither Party will be liable for any failure to perform any obligations undertaken hereunder due to unforeseen circumstances or causes beyond reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, earthquakes, fire, flood, pandemics and accident. Time for performance will be extended by Force Majeure.

12.10.

Export Restrictions: Licensee shall not export, either directly or indirectly, any product, service or technical data or system incorporating the Licensed Materials (or portion thereof) without first obtaining any required license or other approval from any relevant state, federal or governmental mandatory regulatory authority.

12.11.

Rights of Third Parties: Other than those granted under clause 12.1, this Agreement confers no rights on any third party to enforce any term of this Contract against S3 Group under the Contracts (Rights of Third Parties) Act 1999.

12.12.	Conflict of Laws: This Agreement shall be governed by the laws of England and Wales without regard to the conflicts of law provisions thereof.

12.13.

Rights of S3 Group to Audit Licensee: During the Term and for a period of three (3) years thereafter, S3 Group shall have the right to inspect the facilities and computer databases used in connection with Licensee’s undertakings hereunder and to audit all databases, books, records and foundry deliverables of Licensee to ensure Licensee’s compliance with the terms and conditions of this Agreement, including, without limitation, to the use of the Licensed Materials and the proper payment of fees due hereunder for the Licensed Materials as well as instructing the foundry to run any report as so requested by S3 Group, to indicate that the Licensed Materials have infact been incorporated into a Licensed Product. Such audits will be conducted during normal business hours. Licensee shall willingly co-operate and provide all such reasonable assistance and information in connection with such audit as S3 Group may require. The audit will be conducted at S3 Group’s expense, unless the audit reveals that Licensee has breached the license terms under this Agreement and/or has under-reported or under-paid the amounts owed to Licensee by five percent (5%) or more, in which case Licensee will forthwith reimburse S3 Group for all reasonable costs incurred by S3 Group in connection with such audit. Licensee shall promptly pay to S3 Group any amounts shown by any such audit or audit certificate to be owed. If the amounts due to be paid to S3 Group is greater than the amounts actually paid to S3 Group, Licensee shall promptly pay any such payment shortage with interest calculated from the date of such underpayment subject to an interest percentage of two percent (2%) per month or the maximum rate permitted by applicable law, whichever is lower, in addition to a fee equal to 50% of the License Fee as outlined in Schedule 2 or the maximum permitted by applicable law.

SIGNATURE

IN WITNESS WHEREOF this Agreement has been signed at the date first written above and its terms and conditions have been accepted by the duly authorised representatives of each Party hereto.

FOR AND ON BEHALF OF SILICON & SOFTWARE SYSTEMS LIMITED

By:	/s/ James O’Riordan
Printed Name: James O’Riordan
Title: CTO
Date: 22-10-2010

FOR AND ON BEHALF OF SEQUANS COMMUNICATIONS

By:	/s/ Deborah Choate
Printed Name: Deborah Choate
Title: Chief Financial Officer
Date: 22/10/2010

SCHEDULE 1

LICENSED PRODUCT:

Product Family: Mobile Wimax chipset

Product Name: SQN 1310

Function where Licensed Materials are incorporated: 802.16e BB and RF chipset

Product Identification Code: NA

DESIGNATED LOGIC DESIGN SITE: SEQUANS UK AND PARIS OFFICES

DESIGNATED PHYSICAL DESIGN SITE SEQUANS UK AND PARIS OFFICES

THIRD PARTY INTELLECTUAL PROPERTY INCLUDED WITH OR IN THE LICENSED MATERIALS:

Apart from the Process Technology as listed here in SCHEDULE 1, there are no other third party intellectual property items included with or in the Licensed Materials

LICENSED MATERIALS:

S3BGT65Ll V8

S3REG25016T65L

S3REG10016T65L

S3REG1016T65L

targeted to the process.

Process Technology	[***]	[***]

Together with:

A. the following Customer Support Materials :

Item	Deliverable
1	Verilog A and verilog Behavioural Model

2	Synopsys timing view

3	Datasheet

And:

B. the following documentation and files :

[***]

SCHEDULE 2

LICENSE FEES

[***]

PAYMENT SCHEDULE:

[***]

REUSE FEES:

[***]

SCHEDULE 3

SPECIFICATIONS:

Process

The Licensed Materials will be designed for process.

Process Technology	[***]	[***]

The document named

‘S3REG1016T65L_DS_v14.pdf’ contains the requirement specification and target parameters for the Licensed Design S3REG1016T65L 8.

‘S3REG10016T65L_DS_v14.pdf’ contains the requirement specification and target parameters for the Licensed Design S3REG10016T65.

‘S3REG25016T65L_DS_v14.pdf’ contains the requirement specification and target parameters for the Licensed Design S3REG250l6T65L.

‘S3BGT65L1V8_DS_v10.pdf’ contains the requirement specification and target parameters for the Licensed Design S3BGT65LIV8.

Licensed Material Specifications for each IP block are contained in the above documents: The Specifications may be revised and updated with the agreement of both Parties

SCHEDULE 4

TIMETABLE:

1	Contract Signature

2	Manufacturing process related deliverables:

[***]

3

4

5	Standard cell & IO libraries

6	Preliminary LEF/Abstract View

7	Verilog A View

8	Integration Guide delivery

9	Timing View

10	Encrypted Netlist

11	Final LEF/Abstract view	[***]

12	Preliminary GDSII & CDL

13	GDSII & CDL	[***]

14	Documentation

15	Silicon FAB	[***]

16	Silicon Characterization Report (if applicable)

All S3 Group deliverables are dependent on the on-time delivery of foundry and Licensee deliverables if such delivery date is delayed, the corresponding dates for future S3 Group deliverables will be amended to equivalent later dates. Performance will then be in accordance with such amended dates.

SCHEDULE 5:

S3 GROUP TAGGING GUIDELINES:

The Licensed Materials will be tagged in order to provide S3 Group with a means to track the use of the Licensed Materials into the fabrications processes. This is accomplished by the use of tracking information embedded by S3 Group into the GDSII file.

[***]

For more information about this product please refer to the full datasheet which is available upon request. This product can be delivered as a single IP macro for customer integration or S3 engineers can integrate it as part of a SoC engagement.

S3BGT65L1V8D Low Noise Bandgap Reference	DATASHEET

1	VERSION CONTROL AND RELEASE INFORMATION		3

2	BLOCK DIAGRAM		4

3	IP PORTS DESCRIPTION		5

4	OPERATING MODES		6

5	ELECTRICAL SPECIFICATIONS		7

	5.1	EXTERNAL CONDITIONS	7
	5.2	SPECIFICATIONS	8

Disclaimer

While reasonable care has been taken by Silicon & Software Systems Limited (S3) in the preparation of the information contained in this document, all information is provided “AS IS” and S3 does not warrant, guarantee or make any representations of any kind (express or implied) regarding the use or results of the use of the information in terms of correctness, accuracy, reliability, non- infringement or otherwise. The information is for promotional and technical guideline purposes only. No license is granted by implication, estoppel or otherwise under any intellectual property rights of S3.

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 2

S3BGT65L1V8D Low Noise Bandgap Reference	DATASHEET

1	VERSION CONTROL AND RELEASE INFORMATION

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 3

S3BGT65L1V8D Low Noise Bandgap Reference	DATASHEET

2	BLOCK DIAGRAM

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 4

S3BGT65L1V8D Low Noise Bandgap Reference	DATASHEET

3	IP PORTS DESCRIPTION

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 5

S3BGT65L1V8D Low Noise Bandgap Reference	DATASHEET

4	OPERATING MODES

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 6

S3BGT65L1V8D Low Noise Bandgap Reference	DATASHEET

5	ELECTRICAL SPECIFICATIONS

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 7

S3BGT65L1V8D Low Noise Bandgap Reference	DATASHEET

5.2	Specifications

Specification Version v1.0

Conditions (Unless Otherwise Specified)

Internal References, Typical values at TA= +25ºC.

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 8

[***]

About Silicon & Software Systems (S3)

S3 is the connected Consumer Technology® Company, providing software products, systems knowledge expertise and silicon design for its global client base competing in fast-moving consumer and wireless markets. S3’s technologies, products and professional services enable consumer electronics companies, semiconductors, service providers and healthcare providers to deliver next-generation devices, systems and services to consumers at home and on the move. For IC designers and product managers, S3 delivers a comprehensive portfolio of mixed-signal IP and design services for power-efficient single-chip systems. S3’s 90nm and 65nm SoC customers are repeat users, who benefit from having the confidence to meet light time-lo-market schedules with reduced design risk. Founded in 1986. S3 has design centers in Ireland (Dublin and Cork). Portugal. Central Europe and the USA. as well as sales offices and representatives globally.

For further information

E-mail: info@s3group.com

Website: www.s3group.com/mixedsignal

www.s3group.com

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 9

[***]

For more information about this product please refer to the full datasheet which is available upon request. This product can be delivered as a single IP macro for customer integration or S3 engineers can integrate it as part of a SoC engagement.

S3REG1016T65LD Low Drop Out 10mA Regulator	DATASHEET

1	VERSION CONTROL AND RELEASE INFORMATION		3

2	BLOCK DIAGRAM		4

3	IP PORTS DESCRIPTION		5

4	OPERATING MODES		6

	4.1	SLEEP MODE DEFINITION	6

5	ELECTRICAL SPECIFICATIONS		7

	5.1	EXTERNAL CONDITIONS	7
	5.2	EXTERNAL COMPONENTS	7
	5.3	INTERNAL CONDITIONS	7
	5.4	SPECIFICATIONS	8

Disclaimer

While reasonable care has been taken by Silicon & Software Systems Limited (S3) in the preparation of the information contained in this document, all information is provided “AS IS” and S3 does not warrant, guarantee or make any representations of any kind (express or implied) regarding the use or results of the use of the information in terms of correctness, accuracy, reliability, non- infringement or otherwise. The information is for promotional and technical guideline purposes only. No license is granted by implication, estoppel or otherwise under any intellectual property rights of S3.

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 2

S3REG1016T65LD Low Drop Out 10mA Regulator	DATASHEET

1	VERSION CONTROL AND RELEASE INFORMATION

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 3

S3REG1016T65LD Low Drop Out 10mA Regulator	DATASHEET

2	BLOCK DIAGRAM

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 4

S3REG1016T65LD Low Drop Out 10mA Regulator	DATASHEET

3	IP PORTS DESCRIPTION

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 5

S3REG1016T65LD Low Drop Out 10mA Regulator	DATASHEET

4	OPERATING MODES

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 6

S3REG1016T65LD Low Drop Out 10mA Regulator	DATASHEET

5	ELECTRICAL Specifications

5.1	External Conditions

[***]

5.2	External Components

[***]

5.3	Internal Conditions

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 7

S3REG1016T65LD Low Drop Out 10mA Regulator	DATASHEET

5.4	Specifications

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 8

S3REG1016T65LD Low Drop Out 10mA Regulator	DATASHEET

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 9

[***]

About Silicon & Software Systems (S3)

S3 is the connected Consumer Technology® Company, providing software products, systems knowledge expertise and silicon design for its global client base competing in fast-moving consumer and wireless markets. S3’s technologies, products and professional services enable consumer electronics companies, semiconductors, service providers and healthcare providers to deliver next-generation devices, systems and services to consumers at home and on the move. For IC designers and product managers, S3 delivers a comprehensive portfolio of mixed-signal IP and design services for power-efficient single-chip systems. S3’s 90nm and 65nm Soc customers are repeat users, who benefit from having the confidence to meet light time-lo-market schedules with reduced design risk. Founded in 1986. S3 has design centers in Ireland (Dublin and Cork). Portugal. Central Europe and the USA. as well as sales offices and representatives globally.

For further information

E-mail: info@s3group.com

Website: www.s3group.com/mixedsignal

www.s3group.com

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 10

[***]

For more information about this product please refer to the full datasheet which is available upon request. This product can be delivered as a single IP macro for customer integration or S3 engineers can integrate it as part of a SoC engagement.

S3REG25016T65LD Low Drop Out 250mA Regulator	DATASHEET

1	VERSION CONTROL AND RELEASE INFORMATION		3

2	BLOCK DIAGRAM		4

3	IP PORTS DESCRIPTION		5

4	OPERATING MODES		6

	4.1	SLEEP MODE DEFINITION	6

5	ELECTRICAL SPECIFICATIONS		7

	5.1	EXTERNAL CONDITIONS	7
	5.2	EXTERNAL COMPONENTS	7
	5.3	INTERNAL CONDITIONS	7
	5.4	SPECIFICATIONS	8

Disclaimer

While reasonable care has been taken by Silicon & Software Systems Limited (S3) in the preparation of the information contained in this document, all information is provided “AS IS” and S3 does not warrant, guarantee or make any representations of any kind (express or implied) regarding the use or results of the use of the information in terms of correctness, accuracy, reliability, non- infringement or otherwise. The information is for promotional and technical guideline purposes only. No license is granted by implication, estoppel or otherwise under any intellectual property rights of S3.

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 2

S3REG25016T65LD Low Drop Out 250mA Regulator	DATASHEET

1	VERSION CONTROL AND RELEASE INFORMATION

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 3

S3REG25016T65LD Low Drop Out 250mA Regulator	DATASHEET

2	BLOCK DIAGRAM

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 4

S3REG25016T65LD Low Drop Out 250mA Regulator	DATASHEET

3	IP PORTS DESCRIPTION

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 5

S3REG25016T65LD Low Drop Out 250mA Regulator	DATASHEET

4	OPERATING MODES

[***]

4.1	SLEEP Mode definition

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 6

S3REG25016T65LD Low Drop Out 250mA Regulator	DATASHEET

5	ELECTRICAL SPECIFICATIONS

5.1	External Conditions

[***]

5.2	External Components

[***]

5.3	Internal Conditions

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 7

S3REG25016T65LD Low Drop Out 250mA Regulator	DATASHEET

5.4	Specifications

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 8

S3REG25016T65LD Low Drop Out 250mA Regulator

[***]

SILICON & SOFTWARE SYSTEMS CONFIDENTIAL	Page 9

[***]

About Silicon & Software Systems (S3)

S3 is the connected Consumer Technology® Company, providing software products, systems knowledge expertise and silicon design for its global client base competing in fast-moving consumer and wireless markets. S3’s technologies, products and professional services enable consumer electronics companies, semiconductors, service providers and healthcare providers to deliver next-generation devices, systems and services to consumers at home and on the move. For IC designers and product managers, S3 delivers a comprehensive portfolio of mixed-signal IP and design services for power-efficient single-chip systems. S3’s 90nm and 65nm SoC customers are repeat users, who benefit from having the confidence to meet light time-lo-market schedules with reduced design risk. Founded in 1986. S3 has design centers in Ireland (Dublin and Cork). Portugal. Central Europe and the USA. as well as sales offices and representatives globally.

For further information

E-mail: [***]

Website: www.s3group.com/mixedsignal

www.s3group.com

[***]

For more information about this product please refer to the full datasheet which is available upon request. This product can be delivered as a single IP macro for customer integration or S3 engineers can integrate it as part of a SoC engagement.

S3REGC10014T65LD Capless Low Drop Out 100mA Regulator	DATASHEET

1	VERSION CONTROL AND RELEASE INFORMATION		3

2	BLOCK DIAGRAM		4

3	IP PORTS DESCRIPTION		5

4	OPERATING MODES		6

5	ELECTRICAL SPECIFICATIONS		7

	5.1	EXTERNAL CONDITIONS	7
	5.2	INTERNAL CONDITIONS	7

6	SPECIFICATIONS		8

Disclaimer

While reasonable care has been taken by S3 Group in the preparation of the information contained in this document, all information is provided “AS IS” and S3 Group does not warrant, guarantee or make any representations of any kind (express or implied) regarding the use or results of the use of the information in terms of correctness, accuracy, reliability, non- infringement or otherwise. The information is for promotional and technical guideline purposes only. No license is granted by implication, estoppels or otherwise under any intellectual property rights of S3 Group.

S3 GROUP	CONFIDENTIAL	Page 2

S3REGC10014T65LD Capless Low Drop Out 100mA Regulator	DATASHEET

1	VERSION CONTROL AND RELEASE INFORMATION

[***]

S3 GROUP	CONFIDENTIAL	Page 3

S3REGC10014T65LD Capless Low Drop Out 100mA Regulator	DATASHEET

2	BLOCK DIAGRAM

[***]

S3 GROUP	CONFIDENTIAL	Page 4

S3REGC10014T65LD Capless Low Drop Out 100mA Regulator	DATASHEET

3	IP PORTS DESCRIPTION

[***]

S3 GROUP	CONFIDENTIAL	Page 5

S3REGC10014T65LD Capless Low Drop Out 100mA Regulator	DATASHEET

4	OPERATING MODES

[***]

S3 GROUP	CONFIDENTIAL	Page 6

S3REGC10014T65LD Capless Low Drop Out 100mA Regulator	DATASHEET

5	ELECTRICAL SPECIFICATIONS

5.1	External Conditions

[***]

S3 GROUP	CONFIDENTIAL	Page 7

S3REGC10014T65LD Capless Low Drop Out 100mA Regulator	DATASHEET

6	SPECIFICATIONS

Conditions (Unless Otherwise Specified)

Internal References, Typical values at TA= +25ºC.

[***]

S3 GROUP	CONFIDENTIAL	Page 8

S3REGC10014T65LD Capless Low Drop Out 100mA Regulator	DATASHEET

[***]

S3 GROUP	CONFIDENTIAL	Page 9

[***]

About S3 Group

S3 Group is the connected Consumer Technology® Company, providing software products, systems knowledge expertise and silicon design for its global client base competing in fast-moving consumer and wireless markets. S3 Group’s technologies, products and professional services enable consumer electronics companies, semiconductors, service providers and healthcare providers to deliver next-generation devices, systems and services to consumers at home and on the move. For IC designers and product managers, S3 Group delivers a comprehensive portfolio of mixed-signal IP and design services for power-efficient single-chip systems. S3 Group’s 90nm and 65nm SoC customers are repeat users, who benefit from having the confidence to meet tight lime-to-market schedules with reduced design risk. Founded in 1986. S3 Group has design centers in Ireland (Dublin and Cork). Portugal, Central Europe and the USA, as well as sales offices and representatives globally.

For further information

E-mail: [***]

Website: www.s3group.com/silicon-Ip

www.s3group.com